UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2023

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive,

Sandusky, Ohio 44870-5259

(419) 626-0830

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Depository Units (Representing Limited Partner Interests)	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2023, Cedar Fair, L.P. (“Cedar Fair”) entered into Amendment No. 6 (“Amendment No. 6”) to its Amended and Restated Credit Agreement dated as of April 13, 2017, as amended by Amendment No. 1, dated as of March 14, 2018, Amendment No. 2, dated as of April 27, 2020, Amendment No. 3, dated as of September 28, 2020, Amendment No. 4, dated as of December 15, 2021 and Amendment No. 5, dated as of February 7, 2022 (the “Credit Agreement”, and as further amended by Amendment No. 6, the “Amended Credit Agreement”), among Cedar Fair, Canada’s Wonderland Company (“Cedar Canada”), Magnum Management Corporation (“Magnum”) and Millennium Operations LLC (“Millennium”), as borrowers, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

Amendment No. 6 amended the Credit Agreement, to, among other things, (i) extend the Revolving Termination Date of the $300.0 million Revolving Credit Facilities to February 10, 2028 (five years from the effective date of Amendment No. 6 (the “Amendment No. 6 Effective Date”), provided that the maturity date will be (x) January 30, 2025 if at least $200.0 million in aggregate principal amount of Cedar Fair’s senior secured notes due 2025 remain outstanding as of such date or (y) January 14, 2027 if at least $200.0 million in aggregate principal amount of Cedar Fair’s senior unsecured notes due 2027 remain outstanding as of such date, (ii) convert the existing LIBOR-based rate applicable to the U.S. Revolving Facility to a Term SOFR Rate with a SOFR adjustment of 0.10% per annum and a floor of zero and (iii) make certain other amendments to the Credit Agreement to provide greater covenant flexibility for Cedar Fair, including modifying the requirement for the financial maintenance covenant to be tested at the end of any fiscal quarter to only be applicable to the extent that any Revolving Loans are outstanding as of such date.

All other material terms and provisions of the Revolving Credit Facilities remain substantially the same as the terms and provisions in place immediately prior to the Amendment No. 6 Effective Date.

The foregoing summary is qualified in its entirety by reference to Amendment No. 6, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 6, dated February 10, 2023, to the Amended and Restated Credit Agreement, dated April 13, 2017, among Cedar Fair, L.P., Magnum, Cedar Canada and Millennium, as borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other parties thereto.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2023	CEDAR FAIR, L.P.

	By:	Cedar Fair Management, Inc., General Partner

	By:	/s/ Brian C. Witherow
Brian C. Witherow